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                                                                 EXHIBIT 99.489

                          [CALIFORNIA ISO LETTERHEAD]


                                                                     PHASE II
                                                                    APPLICATION
                                                                       DSOW

Work Item: INTER-SC TRADE ADJUSTMENT BIDS                  Contract Information
ID: 28                                                     --------------------
Prioritization: 1                                          Cost Type: D
Primary System: SI                                         Contract #:
ISO Application Owner: Ziad Alaywan

DEFINITION:
Inter-SC Trade Adjustment Bids is defined as the functionality that allows SCs to submit adjustment bids, as defined in the ISO Tariff, for inter-SC trades for energy. The functionality is intended to increase market efficiency by increasing options available to Market Participants and to reduce the potential for gaming opportunities (i.e. in the current marketplace, it may be possible for a SC could intentionally create congestion to that would negatively impact another SC).

APPLICATION REQUIREMENTS:
The following requirements have been identified as necessary to successfully implement Inter-SC Adjustment Bids:

1. Enable SCs to limit their exposure to changes in energy prices due to congestion management process at the ISO (PX auction is unconstrained).
2. Allow SCs to treat inter-SC trades in the same manner as other resources (i.e. generation).
3.   Allow the ability for SCs to trade at tie points
4.   Develop additional validation rules to address the Inter-SC Adjustment Bids
5.   Meet the current ISO day-ahead scheduling timeline
6. Refer to the "Adjustable Inter-SC Trades" white paper (attached) for a potential formulation of Inter-SC Adjustment Bids





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